Exhibit 4.1
RIGHTS AGREEMENT
Dated as of January 15, 2009
between
EMULEX CORPORATION
and
MELLON INVESTOR SERVICES LLC,
as Rights Agent

i

Section 31. Severability	61

Section 32. Governing Law	61

Section 33. Counterparts	62

Section 34. Headings	62

Exhibit A — Form of Certificate of Designation

Exhibit B — Form of Right Certificate

Exhibit C — Summary of Rights to Purchase Preferred Shares

ii

RIGHTS AGREEMENT
          Agreement, dated as of January 15, 2009, between Emulex Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).
          A. The Rights Agreement, dated January 19, 1989, as amended, between the Company and the Rights Agent (as successor to First Interstate Bank, Ltd.) expires on January 19, 2009, and the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to replace such agreement with this Agreement.
          B. The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding as of the Close of Business (as hereafter defined) on January 24, 2009 (the “Record Date”), and has further authorized and directed the issuance of one Right (subject to adjustment as set forth herein) with respect to each Common Share (as hereafter defined) that shall be issued by the Company that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, the Exchange Date and the Final Expiration Date (each as defined herein), and each Common Share that shall be issued by the Company at any time on or after the Distribution Date (as hereafter defined) and prior to the earlier of the Redemption Date, the Exchange Date or the Final Expiration Date pursuant to the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options that shall have been granted or sold prior to the Distribution Date, each Right initially representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth.
          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
          (a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include an Exempt Person. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” solely as the result of an acquisition of Common Shares by the Company or any Subsidiary of the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares Beneficially Owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of acquisition of Common Shares by the Company or any Subsidiary of the Company and shall, after such acquisition by the Company or any Subsidiary of the Company, become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an “Acquiring Person”.
     Notwithstanding the foregoing:
          (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person”, as defined pursuant to the foregoing provisions of this paragraph (a), has become an “Acquiring Person” inadvertently (including without limitation if (A) such Person was unaware that it Beneficially Owned a percentage of Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or have ever been an “Acquiring Person” for any purposes of this Agreement; and
          (ii) if any Person, who or which together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 15% or more of the outstanding Common Shares because of the acquisition of Common Shares directly from the Company, such Person shall not be an “Acquiring Person” as defined above, unless and until such Person, together with all Affiliates and Associates of such Person, shall thereafter, subject to the foregoing clause (i), becomes the Beneficial Owner of any additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares) and after such acquisition such Person Beneficially Owns 15% or more of the outstanding Common Shares, at which time such Person shall be an “Acquiring Person” for purposes of this Agreement.
               (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act, as in effect on the date of this Agreement.
               (c) A Person shall be the “Beneficial Owner” of and shall “Beneficially Own” and shall have “Beneficial Ownership” of any securities:
     (i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof);

     (ii) which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly (A) the right to acquire or direct the acquisition of (whether such right is exercisable immediately or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition, or otherwise) pursuant to any agreement, arrangement or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or direct the voting of, whether pursuant to any agreement, arrangement or understanding or otherwise, whether or not in writing (provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations promulgated thereunder and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report)); or
     (iii) which are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any such Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except to the extent contemplated by the parenthetical in Section 1(c)(ii)(B)) or disposing of any securities of the Company.
          Notwithstanding anything to the contrary in this Section l(c), a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.
               Notwithstanding anything in this Agreement to the contrary, the phrase “then outstanding,” when used with reference to a Person who is Beneficial Owner of or who Beneficially Owns securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.
          (d) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of California, New York or New Jersey are authorized or obligated by law or executive order to close.
          (e) “Close of Business” on any given date shall mean 5:00 P.M., California time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., California time, on the next succeeding Business Day.
          (f) “Common Shares” shall mean (i) the shares of common stock, par value $0.10 per share, of the Company, or (ii) if such common stock shall have been converted into or exchanged for other securities, the then authorized Equity Shares of the Company. “Equity Shares” when used with reference to any Person (including the Company) shall mean the capital stock (or equity interest) with the greatest voting power in an election of directors or similar governing body of such other Person, or if no such governing body, the equity securities having power to control or direct the management of such other Person, or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person and which has issued and outstanding Equity Shares.
          (g) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
          (h) “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.
          (i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (j) “Exchange Date” shall have the meaning set forth in Section 7(a) hereof.
          (k) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
          (l) “Exempt Person” shall mean (i) the Company, (ii) any Subsidiary of the Company, or (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for any employee of the Company or Subsidiary of the Company, in each case including, without limitation, the officers and board of directors thereof acting in their fiduciary capacity.
          (m) “Final Expiration Date” means January 24, 2012.
          (n) “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity of any nature whatsoever, and shall include any successor (by merger or otherwise) thereof or thereto.

          (o) “Preferred Shares” shall mean shares of Series A Participating Preferred Stock, $0.01 par value per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock attached to this Agreement as Exhibit A.
          (p) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.
          (q) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.
          (r) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
          (s) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.
          (t) “Securities Act” shall mean the Securities Act of 1933, as amended.
          (u) “Shares Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act or any successor thereto) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information that reveals the existence of an Acquiring Person or such earlier date that a majority of the directors of the Company shall have become aware of the existence of an Acquiring Person.
          (v) “Subsidiary” of any Person shall mean any other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such first Person.
          (w) “Successor Person” shall mean (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer whose shares have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives such merger, or, if there is more than one such Person, the Person whose shares of common stock have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and (ii) in the case of any transaction described in clause (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred, or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of common stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing clauses (i) or (ii), if the common stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person whose common stock is and has been so registered, the term “Successor Person” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stock of more than one of whose common stock is and has been so registered, the term “Successor Person” shall refer to whichever of such Persons is the issuer of common stock having the greatest aggregate market value of shares outstanding and so registered, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) of this proviso shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Successor Person in each such case shall bear the obligations set forth in Section 13 hereof.
          (x) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
          (y) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.
          Section 3. Issue of Right Certificates.
          (a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Shares Acquisition Date (or if the Shares Acquisition Date is prior to the Record Date, the Record Date), (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Company’s Board of Directors) after the date of the commencement by any Person (other than an Exempt Person) of, or after the first public announcement of the intention of any Person (other than an Exempt Person) to commence a tender or exchange offer the consummation of which would result in any Person becoming an

Acquiring Person, or (iii)  the occurrence of a transaction described in the first sentence of Section 13(a) (including in each case set forth in clauses (i), (ii) and (iii), any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”), (w) the Rights shall not be exercisable, (x) the Rights will solely be evidenced (subject to Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, or if such Common Shares are uncertificated, the Rights will be solely evidenced by the uncertificated Common Shares, (y) the registered holders of Common Shares shall also be the registered holders of the Rights issued with respect thereto, and (z) the Rights will be transferable by, and only in connection with, the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date (other than any Acquiring Person or any known Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each Common Share so held, or if the Common Shares are uncertificated, the Company may issue evidence of uncertificated Rights, unless otherwise requested by the holder thereof. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates, and the Rights will be transferable separately from the transfer of Common Shares.

          The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm such occurrence in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
          (b) On the Record Date, or as soon as practicable thereafter, the Company will send (or cause to be sent) a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares. Until the Distribution Date (or the earlier of the Redemption Date, the Exchange Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares, with or without a copy of the Summary of Rights attached thereto, or upon the receipt of proper transfer instructions from the registered owner of uncertificated shares shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.
          (c) The Company shall cause certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the second to last sentence of this subsection (c)) after the Record Date but prior to the earlier to occur of the Distribution Date, the Redemption Date, the Exchange Date and the Final Expiration Date, to bear the following legend:
This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Emulex Corporation and Mellon Investor Services LLC, as Rights Agent, dated as of January 15, 2009, as the same may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Emulex Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Emulex Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights which are owned by or have been owned by any Person who becomes an Acquiring Person or any Affiliate or Associate thereof (as defined in the Rights Agreement), or the transferees thereof, may become null and void.
With respect to such certificates containing the foregoing legend, until the earlier to occur of the Distribution Date, the Redemption Date, the Exchange Date and the Final Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. Notwithstanding this subsection (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Nothing in this Agreement will require the Company to issue certificated Common Shares or Rights, unless requested by the holder thereof.
          Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or inter-dealer quotation system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to Section 11(a)(ii) and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share (or other securities or assets issuable upon exercise of the Rights as set forth herein) as shall be set forth therein at the Purchase Price per one one-thousandth of a Preferred Share, but the number of such one one-thousandths of a Preferred Share (or other securities or assets issuable upon exercise of the Rights) and the Purchase Price shall be subject to adjustment as provided herein.
          Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, any of its Executive Vice Presidents or Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.
          Following the Distribution Date, and receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a) hereof, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights, the number of Rights owned by such holder, the date of transfer thereto, where such Rights are represented by Right Certificates, the number of Rights evidenced on its face by each Right Certificate and the date and certificate number of each of the Right Certificates.
          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
          (a) Subject to Section 14 hereof, at any time after the Close of Business on the Distribution Date, and prior to the Close of Business on the earlier to occur of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder thereof to purchase a like number of one one-thousandths of a Preferred Share (or other securities or assets issuable upon exercise of the Rights as set forth herein) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring so to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such requests in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates, or uncertificated Rights, until the registered holder thereof shall have (i) completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate, or, in the case of uncertificated Rights, a form of assignment provided by the Company, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights as required by Section 9(e) hereof. Thereupon, the Rights Agent shall register the Rights in such name or names as may be designated by the surrendering registered holder, and if the Rights are certificated, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as so requested. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. Neither the Rights Agent nor the Company shall have any duty or obligation under this Section 6 unless and until it is satisfied that all such taxes and/or governmental charges have been paid.

          (b) Subject to the provisions of Section 11(a)(ii) hereof with respect to Rights of an Acquiring Person and such Acquiring Persons Affiliates and Associates, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, if received by the Company after the Close of Business on the Distribution Date, and prior to the Close of Business on the earlier to occur of the Redemption Date, the Exchange Date or the Final Expiration Date, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated, provided that the Company may issue evidence of uncertificated Rights, unless otherwise requested by the holder thereof.
          Section 7. Exercise of Rights; Purchase Price; Expiration.
          (a) Subject to Section 11(a)(ii) hereto, the registered holder of any Rights may exercise such Rights (except as otherwise provided in this Agreement) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly and properly executed, or in the case of uncertificated Rights, a form of election provided by the Company, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Preferred Share (or fraction thereof) as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, by certified check, cashier’s check, bank draft or money order payable to the order of the Company, at or prior to the earlier to occur of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (the “Exchange Date”). Except for those provisions herein which expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.
          (b) The Purchase Price for each one one-thousandth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $35.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof (as adjusted from time to time, the “Purchase Price”) and shall be payable in lawful money of the United States of America in accordance with subsection (c) below.
          (c) Upon receipt of a Right Certificate representing exercisable Rights, or proper election instructions from the holder of uncertificated Rights, in each case, with the form of election to purchase duly and properly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased and an amount equal to any applicable tax or charge required to be paid under Section 9(e) hereof by certified check, cashier’s check, bank draft or money order payable to the order of the Company, subject to Section 20(h) hereof, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased, if certificated Rights are to be issued, and the Company hereby irrevocably authorizes each such transfer agent to comply with all such requests, or (B) if the Company shall have elected to use a depositary agent for the Preferred Shares issuable upon exercise of the Rights, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case any certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs each such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) register such Rights in such name or names as may be designated by the holder of such Rights, and if certificated, after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights, and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights.
          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
          (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, or such other form of election provided by the Company in the case of uncertificated Rights, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and of the Affiliates and Associates of such Beneficial Owner (or former

Beneficial Owner) as the Company or the Rights Agent shall reasonably request, and (iii) provided such additional information and documentation as the Rights Agent may reasonably request.
          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
          Section 9. Availability of Preferred Shares.
          (a) From and after the Close of Business on the Distribution Date, until the Close of Business on the earlier to occur of the Redemption Date, the Exchange Date or the Final Expiration Date, the Company will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement.
          (b) So long as the Company’s capital stock and other securities issuable and deliverable upon the exercise of the Rights may be listed or traded on any stock exchange or inter-dealer quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that the Company’s Board of Directors determines that it is reasonably likely that the Rights will be exercised), all the Company’s capital stock and other securities reserved for such issuance to be listed on such exchange or inter-dealer quotation system upon official notice of issuance upon such exercise.
          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of an event described in the first sentence of Section 11(a)(ii) hereof on which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the Company’s capital stock and other securities issuable and deliverable upon the exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier to occur of (A) the date as of which the Rights are no longer exercisable for such capital stock or securities, (B) the date as of which the Rights have been exchanged pursuant to Section 24, (C) the Redemption Date, or (D) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may, by issuing a public announcement, temporarily suspend, for a period of time not to exceed ninety days after the date the Company first becomes obligated to use its best efforts to file a registration statement as set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(c) and give the Rights Agent a copy of such announcement. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite registration or qualification under the securities or “blue sky” laws of such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective.
          (d) The Company will take all such action as may be necessary to ensure that all the Company’s capital stock issued and delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor or other evidence of issuance, in the case of uncertificated shares (subject to payment of the Purchase Price and compliance with all other applicable provisions of this Agreement), be duly and validly authorized and issued, fully paid and nonassessable.
          (e) The Company will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates, or evidence of uncertificated Rights, or of any Preferred Shares or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights to a Person other than, or the issuance or delivery of certificates or depositary receipts or evidence of uncertificated shares for the Preferred Shares or other securities in a name other than that of, the registered holder of the Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts or evidence of uncertificated shares for Preferred Shares or other securities upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.
          Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares or other securities issued upon the exercise of Rights or who is otherwise the registered holder thereof on the books of the Company shall for all purposes be deemed to have become the holder of record of such Preferred Shares or other securities and any such certificate shall be dated, the date upon which the Rights were duly surrendered, and the form of election to purchase duly and properly executed and delivered, and payment of the Purchase Price (and any applicable taxes or governmental charges) was duly made; provided, however, that if the date of such surrender, delivery and payment is a date upon which the transfer books of the Company for the Preferred Shares or other securities, as applicable, are closed, such Person shall be deemed to have become the record holder of such shares on, and any such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares or other securities, as applicable, are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares or other securities for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
          Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares or other assets issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
          (a) (i) In the event the Company shall at any time after the date of this Agreement and prior to the earlier to occur of the Redemption Date, the Exchange Date or the Final Expiration Date (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of Preferred Shares (including without limitation any reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, consolidation or reclassification; provided, however, that (A) in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right, and (B) if the dividend declared on the Preferred Shares is cancelled without payment of the dividend, such adjustment to the Purchase Price shall also be reversed as of such date. Such adjustment shall be made successively whenever such a record date or effective date is fixed or occurs.

               (ii) Subject to the immediately succeeding paragraph, in the event any Person becomes an Acquiring Person, and the Redemption Date, the Exchange Date or the Final Expiration Date shall not have occurred within ten Business Days thereafter, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore had not been exercised shall thereafter by exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).
               Notwithstanding anything contained herein to the contrary, in the event any Person becomes an Acquiring Person, (A) from and after the occurrence of such event, any Rights that are or were acquired or are thereafter acquired or Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action by any Person and any holder of such Rights shall thereafter have no right whatsoever with respect to such Rights, under any provision of this Agreement or otherwise (whether or not such holder is an Acquiring Person or an Associate or Affiliate of an Acquiring Person); (B) no Right Certificate or other evidence of issuance shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding clause (A) or any Associate or Affiliate of such Acquiring Person or nominee of such Acquiring Person, Associate or Affiliate (with respect to the Rights of such Acquiring Person, Associate or Affiliate); (C) no Right Certificate or other evidence of issuance shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to clause (A) above or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate (with respect to the Rights of such Acquiring Person, Associate or Affiliate); and (D) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to clause (A) above or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate (with respect to the Rights of such Acquiring Person, Associate or Affiliate) shall be cancelled. Promptly after it becomes aware of the existence of any such Acquiring Person, Associate or Affiliate of such Acquiring Person, or the nominee of any of the foregoing, the Company shall give the Rights Agent written notice of the identity of such Acquiring Person, Associate or Affiliate of such Acquiring Person, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.
               (iii) Subject to Section 24, in the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing clause (ii), the Company shall promptly take all such action as may be necessary to authorize additional Common Shares for issuance as soon as possible upon the exercise of the Rights, or the Company shall uniformly substitute, for all or a portion of the Common Shares that would otherwise be issuable upon exercise of a Right, cash or other debt or equity securities of the Company or fractions thereof (including without limitation Preferred Shares) that have an aggregate value equal to the current per share market price of one Common Share as of the date of issuance of such securities or fraction thereof.
          (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares or shares having the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security is convertible into Preferred Shares or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares and Equivalent Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate subscription price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered to shares of Preferred Stock outstanding on the record date (plus the aggregate initial conversion price of any such convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares and Equivalent Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the Purchase Price to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and binding on the Rights Agent and the holders of Rights. Preferred Shares and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (c) If the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including without limitation any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of securities (including evidences of indebtedness) or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or rights, options or warrants (excluding those for which adjustments are made pursuant to Sections 11(a) or (b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the securities or assets or of such rights, options or warrants so to be distributed applicable to one Preferred Share, and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the Purchase Price to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (d) (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to but not including such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such Security, or (B) any subdivision, combination or reclassification of such Security, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security taking into account such dividend or distribution, or subdivision, combination or reclassification. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange or inter-dealer quotation system on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq Stock Market or such other system then in use, or, if on any such date the Security is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected in good faith by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange or inter-dealer quotation system on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange or inter-dealer quotation system, a Business Day.
               (ii) For the purpose of any computation hereunder, if the Preferred Shares are publicly traded, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded but the Common Shares are publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand (as such number may be appropriately adjusted for stock splits, stock dividends and other recapitalizations of the Common Shares pursuant to Section 11(n)). If neither the Common Shares nor the Preferred Shares are publicly traded, the “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and be binding on the Rights Agent and the holders of Rights.
               (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier to occur of (i) three years from the date of the transaction which would require such adjustment but for this Section 11(e) (unless the Final Expiration Date occurs prior to such date), (ii) the Redemption Date, or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
               (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any securities or other assets of the Company other than Preferred Shares, thereafter the number or amount of such other securities or other assets so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11 and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other securities, and to the extent applicable, other assets.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
               (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the unexercised Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each unexercised Right held outstanding prior to such adjustment of the number of Rights shall become that number of unexercised Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, or uncertificated Rights have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights on such record date Right Certificates evidencing, or other evidence of issuance, if the Rights are uncertificated, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, with respect to certificated Rights, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein and such Rights Certificates, or other evidence of issuance, if the Rights are uncertificated, shall be registered in the names of the holders of record of Rights on the record date specified in the public announcement.
               (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share or other securities or assets issuable upon the exercise of the Rights, the Right Certificates or other evidence of issuance theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share which were expressed in the initial Right Certificates or other evidence of issuance issued hereunder.
               (k) Notwithstanding anything contained herein, if the Company is required to take any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the fraction of a Preferred Share or other security issuable upon exercise of the Rights, before taking any such action, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable securities at such adjusted Purchase Price.
               (l) In any case in which this Section 11 shall require that any adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional securities or assets upon the occurrence of the event requiring such adjustment.
               (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments to the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred

Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.
               (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case, the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be adjusted to be equal to the product of (x) the number of one one-thousandths of a Preferred Shares so purchasable immediately prior to such event and (y) a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
               (o) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(p) hereof) or (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(p) hereof), if (x) at the time of or immediately after such consolidation or merger there are any rights, options, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation or merger, the shareholders of the Person consolidating or merging with the Company shall have received a distribution of Rights previously Beneficially Owned by such Person or any of its Affiliates and Associates.
               (p) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 24, or 27 hereof, take (or permit any Subsidiary to take) any action if, at the time such action is taken, the Board of Directors determines that it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.
          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for any adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 and Section 26 hereof or issue a public announcement providing such information. The Rights Agent shall be fully protected in relying on any such certificate delivered pursuant to clause (b) and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.
          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
          (a) In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(p) hereof) and the Company shall not be the continuing or surviving corporation, (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(p) hereof) shall consolidate with, or merge with and into, the Company and the Company shall be the continuing or surviving corporation, and, in connection therewith, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell, dispose of or otherwise transfer (or the Company and one or more of its Subsidiaries shall sell, dispose of or otherwise transfer), in one or more related transactions (other than transactions in the ordinary course of business), assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons acting in concert other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (1) each holder of a Right (except holders of Rights that have become null and void pursuant to Section 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement, and in lieu of Preferred Shares or other securities or assets of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Equity Shares of the Successor Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable (which shall be deemed to be one one-thousandths of a Preferred Share if a Right is then exercisable for Common Shares or other securities), and dividing that product by (B) 50% of the then current per share market price of the Equity Shares of the Successor Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale, disposition or transfer; (2) the Successor Person shall thereafter be liable for, and shall have been deemed to assume, by virtue and operation of such consolidation, merger, sale, disposition or transfer, all the obligations and duties of the Company pursuant to this Agreement; (3) the term “Company” shall thereafter be deemed to refer to the Successor Person; and (4) the Successor Person shall take such steps (including, but not limited to, the reservation of a sufficient number of its Equity Shares to permit the exercise of Rights in full for such Equity Shares) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Equity Shares thereafter deliverable upon the exercise of the Rights.
          (b) The Company shall not consummate any such consolidation, merger, sale, disposition or transfer unless the Successor Person shall have a sufficient number of authorized Equity Shares, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Successor Person shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this Section 13 and further providing that, as soon as practicable after the date of any such consolidation, merger, sale, disposition or transfer, the Successor Person will:
     (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;
     (ii) will deliver to holders of the Rights historical financial statements for such Person and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act;
     (iii) use its best efforts, if the securities or depository receipts representing such securities of the Successor Person shall be listed or admitted to trading on the New York Stock Exchange or on a national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such securities exchange, or, if the securities or depository receipts representing such securities of the Successor Person shall not be listed or admitted to trading on the New York Stock Exchange or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use; and

     (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the securities of the Successor Person subject to purchase upon exercise of outstanding Rights.
In the event that a merger, consolidation, sale, disposition or transfer described in the first sentence of this Section 13 shall occur at any time after the occurrence of an event described in the first sentence of Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereupon become immediately exercisable in the manner described in this Section. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, options, warrants, instruments or securities outstanding or any agreements or arrangements which, as result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or disposition or other transfers.
          Section 14. Fractional Rights and Fractional Shares.
          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. If it elects, in its sole discretion, in lieu of such fractional Rights, the Company may pay to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be determined in accordance with Section 11(d) hereof.

          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise or exchange of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. If it elects, in its sole discretion, in lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined in accordance with Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.
          (c) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon the exercise or exchange of Rights. If it elects in its sole discretion, in lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share (as determined in accordance with Section 11(d)) for the Trading Day immediately prior to the date of such exercise or exchange.

           (d) The holder of a Right by the acceptance by it of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as expressly provided above).
          (e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.
          Section 15. Rights of Action.
          (a) All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18 and Section 20 hereof, are vested in the respective registered holders of the Rights (and, prior to the Distribution Date, the registered holders of the Common Shares). Any registered holder of any Right (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right (or, prior to the Distribution Date, of the Common Shares), may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise such holder’s Rights in the manner provided in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company of the obligations of any Person subject to, this Agreement.
          (b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use all reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.
          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Rights are transferable only on the registry books of the Rights Agent, and in the case of certificated Rights, if the Rights Certificate is surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and in the case of uncertificated Rights, if proper instruction of transfers are so delivered; and
          (c) the Company and the Rights Agent may deem and treat the Person in whose name the Rights (or, prior to the Distribution Date, the associated Common Shares) is registered as the absolute owner thereof notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate, or other evidence of issuance in the case of uncertificated Rights or shares, made by anyone other than the Company or the Rights Agent for all purposes whatsoever, and whether or not the Company or the Rights Agent shall have received any notice to the contrary.
          Section 17. Rights Holder Not Deemed a Stockholder. No holder, as such, of any Rights shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities which may at any time be issuable on the exercise of the Rights of such holder, nor shall anything contained herein or in any Right Certificate or other evidence of issuance of uncertificated Rights be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights Agent.
          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder (which fees and expenses shall be such fees and expenses set forth in any service agreement between the Company and the Rights Agent, as transfer agent of the Common Shares, to the extent specifically addressed therein). The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 hereof shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.
          (b) The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for the Preferred Shares or

Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
          Section 19. Merger or Consolidation or Change of Name of Rights Agent.
          (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person would be eligible for appointment as a successor Rights Agent under Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the

Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
          Section 20. Rights and Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights, by their acceptance thereof, shall be bound:
          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.
          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, President, any Executive Vice President or Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.
          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.
          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
          (e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.
          (f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, President, any Executive Vice President or Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by the Rights Agent from any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights

Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any of the foregoing officers of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.
          (h) If, with respect to any Rights surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth therein, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
          (i) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.
          (j) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
          (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares known to the Rights Agent by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, (i) mailed to the Rights Agent or successor Rights Agent, as the case may be, by registered or certified mail, (ii) mailed to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and (iii) to the holders of the Right Certificates by the issuance of a public announcement providing such information or by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right (who shall, with such notice, submit his Right Certificate for inspection by the Company, if any, or other evidence of ownership of such Right acceptable to the Company and the Rights Agent), then the registered holder of any Right may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by a federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an Affiliate of such a Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall (A) file notice thereof in writing with the predecessor Rights Agent, (B) file notice thereof in writing with each transfer agent of the Common Shares or Preferred Shares, and (C) issue a public announcement providing such information or mail a notice thereof in writing to the registered holders of the Rights. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. Issuance of New Right Certificates.
          (a) Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.
          (b) In addition to one Right being issued to each Common Share outstanding as of the Close of Business on the Record Date, the Company shall issue one Right for each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, the Exchange Date and the Final Expiration Date, and the Company shall issue one Right to each Common Share that shall be issued by the Company at any time on or after the Distribution Date and prior to the earlier of the Redemption Date, the Exchange Date or the Final Expiration Date, pursuant to the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options that shall have been granted or sold prior to the Distribution Date, in each case subject to adjustment as set forth herein, provided, however, that (i) no such Rights shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights would be issued and (ii) no such Rights shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
          Section 23. Redemption.
          (a) The Board of Directors of the Company may, at its option, at any time prior to ten Business Days after the Shares Acquisition Date (unless a transaction described in the first sentence in Section 13(a) shall earlier occur), redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.
          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to subsection (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the legality or validity of such redemption. Within 10 days after such action of the Board of Directors so ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

          Section 24. Exchange.
          (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 11(a)(ii) hereof) for Common Shares at a ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).
          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action by any Person and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. The Company promptly shall mail a notice of any such exchange to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
          (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights or uniformly substitute, for all or a portion of the Common Shares that would otherwise be issuable upon exercise of a Right, cash or other debt or equity securities of the Company or fractions thereof (including without limitation Preferred Shares) that have an aggregate value equal to the per share market price of one Common Share as of the date of issuance of such securities or fraction thereof.
          (d) The Company shall not be required to issue fractions of Common Shares (or other securities) or to distribute certificates which evidence fractional Common Shares (or other securities). If it elects, in its sole discretion, in lieu of such fractional Common Shares (or other securities), the Company may pay to the registered holders of the Rights with regard to which such fractional Common Shares (or other securities) would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share (or other security). For the purposes of this subsection (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

          Section 25. Notice of Certain Events.
          (a) After the Distribution Date, in case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights, options, or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights, options, or warrants, (iii) to effect any reclassification of Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale, disposition or other transfer (or to permit one or more of its Subsidiaries to effect any sale, disposition or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(p) hereof), (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, disposition, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.
          (b) In case the event set forth in Section 11(a)(ii) hereof or the first sentence of Section 13(a) hereof shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof or the first sentence of Section 13(a) hereof, as applicable.
          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Emulex Corporation
3333 Susan Street
Costa Mesa, CA 92626
Attention: Secretary
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Mellon Investor Services LLC
400 S. Hope Street, 4th Floor
Los Angeles, CA 90071
Attention: Mark Cano
     with a copy to:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, New Jersey 07310
Attention: General Counsel
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company; provided nothing shall require such notice be mailed if this Agreement permits such notice to be given by a public announcement.
          Section 27. Supplements and Amendments.
          (a) This Agreement constitutes the entire agreement among the parties, superseding all oral and written prior agreements and all oral contemporaneous agreements.
          (b) Notwithstanding the foregoing, prior to the Close of Business on the tenth day following the Shares Acquisition Date, and subject to extension by the Board of Directors by amendment hereof (unless a transaction described in the first sentence in Section 13(a) shall earlier occur), the Company may, subject to the penultimate sentence of this Section 27, in its sole and absolute discretion supplement or amend any provision of this Agreement without the approval of any holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the threshold set forth in Section 1(a) hereto from 15% to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be Beneficially Owned by any Person (other than an Exempt Person) or (ii) 10%.

From and after the Close of Business on the tenth day following the Shares Acquisition Date and subject to extension by the Board of Directors by amendment hereof (or if earlier, upon consummation of a transaction described in the first sentence of Section 13(a)), the Company may supplement and amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement; provided, however, that from and after the Close of Business on the tenth day following the Shares Acquisition Date and subject to extension by the Board of Directors by amendment hereof (or if earlier, upon consummation of a transaction described in the first sentence of Section 13(a)) this Agreement shall not be amended in any manner which would materially and adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Associates and Affiliates). Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment complies with this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, (i) no supplement or amendment shall be made that changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Common Stock for which a Right is exercisable without the approval of the Board of Directors of the Company; and (ii) the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.
          Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
          Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act (or any successor thereto). The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination with respect to the redemption or exchange of the Rights, amendment of the Agreement and determination of an Acquiring Person and its Associates and Affiliates). All such actions, calculations, interpretations and determinations (including, for purpose of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Company’s Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject any member of the Board of Directors of the Company to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Company’s Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.
          Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, the Common Shares).
          Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
          Section 32. Governing Law. This Agreement and each Right Certificate or other evidence of issuance of Rights, if the Rights are uncertificated, issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

          Section 33. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          Section 34. Headings. Headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
[Signatures On Next Page]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:		EMULEX CORPORATION

By	/s/ Michael J. Rockenbach	By	/s/ James McCluney
Name:	Michael J. Rockenbach	Name:	James McCluney
Title:	Chief Financial Officer and Executive Vice President	Title:	President and Chief Executive Officer

Attest:		MELLON INVESTOR SERVICES LLC, as Rights Agent

By	/s/ James Kirkland	By	/s/ Mark Cano
Name:	James Kirkland	Name:	Mark Cano
Title:	Relationship Manager	Title:	Relationship Manager

Exhibit A
FORM
of
AMENDMENT TO CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS
OF
SERIES A JUNIOR
PARTICIPATING PREFERRED STOCK
OF
EMULEX CORPORATION

FORM
of
AMENDMENT
TO
CERTIFICATE OF DESIGNATIONS
OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
(Par Value $0.01 Per Share)
OF
EMULEX CORPORATION
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
     The undersigned, James McCluney, the Chief Executive Officer of EMULEX CORPORATION, a Delaware corporation (the “Corporation”), does hereby certify that:
     1. The original Certificate of Designation, Preferences and Rights of Series A Preferred Stock of the Corporation (the “Original Series A Certificate”) was filed with the Delaware Secretary of State on January 24, 1989.
     2. No shares of Series A Junior Participating Preferred Stock of the Corporation have been issued.
     3. Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended, the Board of Directors, on January 14, 2009, adopted the following resolution amending and restating the Original Series A Certificate in its entirety:
     RESOLVED, that (1) pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors hereby designates 150,000 shares of the preferred stock, par value $.01 per share, of the Corporation as “Series A Junior Participating Preferred Stock” (the “Preferred Shares”), with the powers, designations, preferences and relative, participating, optional and other rights of the Preferred Shares and the qualifications, limitations and restrictions as set forth below, and (2) in connection therewith, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed on behalf of the Corporation and in its name to execute and file an amendment to the Original Series A Certificate with the Delaware Secretary of State (the “Certificate of Designations”):

     Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be one hundred fifty thousand (150,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
     Section 2. Dividends and Distributions.
          (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock of the Corporation (“Preferred Stock”) ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable twice annually in cash, on the 15th day in each of January and July of each year (each such date being referred to herein as a “Semi-Annual Dividend Payment Date”), commencing on the first Semi-Annual Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.50 ($1.00 per annum) or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock (as defined below) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the common stock, par value $0.10 per share, of the Corporation (the “Common Stock”) since the immediately preceding Semi-Annual Dividend Payment Date, or, with respect to the first Semi-Annual Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time following January 24, 2009 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Semi-Annual Dividend Payment Date and the next subsequent Semi-Annual Dividend Payment Date, a dividend of $0.50 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Semi-Annual Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Semi-Annual Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Semi-Annual Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of the first of the shares of Series A Preferred Stock to be issued, or unless the date of issue is a Semi-Annual Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a semi-annual dividend and before such Semi-Annual Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Semi-Annual Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.
     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time following January 24, 2009 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (B) Except as otherwise provided herein, in the Certificate of Incorporation, in any other certificate of designations creating a series of Preferred Stock or any similar stock or bylaw of the Corporation, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
          (C) Except as set forth herein or required by law, holders of Series A Preferred Stock shall have no voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.
          (A) Whenever semi-annual dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:
               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid or distributions made ratably on the Series A Preferred Stock and all such stock ranking on a parity with respect to the particular dividend or distribution in proportion to the total amounts to which the holders of all such shares are then entitled;
               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock (1) in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation and winding up) to the Series A Preferred Stock or (2) from employees of the Corporation or its Subsidiaries issued pursuant to the Corporation’s Stock Plans and purchased pursuant to the terms of the documents granting to such employees such junior stock; or
               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
          (B) The Corporation shall not permit any subsidiary of the Corporation, directly or indirectly, to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Corporation shall take all such action as is necessary to cause all such shares to become authorized but unissued shares of Preferred Stock, which shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
     Section 6. Liquidation, Dissolution or Winding Up.
          (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock (which expression shall include, for the purpose only of this Section 6, any series of the Corporation’s Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up) shall have received an amount per share (the “Common Stock Liquidation Amount”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (such number in this clause (ii), as it may be adjusted in accordance with paragraph (C) below, the “Liquidation Factor”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Stock Liquidation Amount in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Liquidation Factor to one with respect to each share of Series A Preferred Stock and with respect to each share of Common Stock.
          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with Series A Preferred Stock upon liquidation, dissolution or winding up, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to the total amount to which holders of all such shares are entitled upon liquidation, dissolution or winding up.
          (C) In the event the Corporation shall at any time following January 24, 2009 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Liquidation Factor in effect immediately prior to such event shall be adjusted by multiplying such Liquidation Factor by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time following January 24, 2009 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. Nothing in this resolution shall limit the power of the Board of Directors to create new series of preferred stock ranking senior to the Series A Preferred Stock in any respect.
     Section 9. Amendment. This Certificate of Designations shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a single class.
     Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
     Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     IN WITNESS WHEREOF, Emulex Corporation has caused this Amendment to Certificate of Designations to be executed on its behalf by its Chief Executive Officer, this 20th day of January, 2009.

James McCluney, Chief Executive Officer

Exhibit B
[Form of Right Certificate]

Certificate No. R-	Rights
NOT EXERCISABLE AFTER JANUARY 24, 2012 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT (AS DEFINED BELOW)), RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE
RIGHT CERTIFICATE
EMULEX CORPORATION
     This certifies that                     , or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 15, 2009 (as amended from time-to-time, the “Rights Agreement”), between Emulex Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on January 24, 2012, at the office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Participating Preferred Stock, $0.01 par value per share, of the Company (the “Preferred Shares”), at a purchase price of $35.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed, with signature guaranteed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 24, 2009, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share or other securities or property which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events.
     The Rights Agreement contains a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of Rights. This Right Certificate is subject to all of the terms, conditions, covenants and restrictions of the Rights Agreement, which terms, covenants and restrictions are hereby incorporated herein by reference and made a part hereof. Copies of the Rights Agreement are on file at the principal executive offices of the Company.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights represented by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $0.10 per share or other securities or assets of the Company.
     No fractional Preferred Shares are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be represented by depositary receipts), but in the sole discretion of the Company, in lieu thereof a cash payment may be made, as provided in the Rights Agreement.
     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities or property of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by this Right Certificate shall have been exercised as provided in the Rights Agreement.
     Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Rights Agreement.
     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                                         .

ATTEST:	EMULEX CORPORATION

By

Name:	Name:
Title:	Title:
Countersigned:
MELLON INVESTOR SERVICES LLC, as Rights Agent

By
Authorized Signature

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer any or all of the Rights represented by this Right Certificate.)
FOR VALUE RECEIVED, the undersigned, hereby sells, assigns and transfers unto

(Please print name and address of transferee)
Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                     its Attorney, to transfer the within Right Certificate on the books of Emulex Corporation, with full power of substitution.

Dated:

Signature

Signature Guaranteed:
     Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

     The undersigned hereby certifies by checking the appropriate boxes that:
     (1) this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any Acquiring Person (as such terms are defined in the Rights Agreement); and
     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof or is, was or subsequently became a nominee of any such Person.

Dated:	Signature

FORM OF ELECTION TO PURCHASE
(To be executed by the registered holder if such holder
desires to exercise Rights represented by the Right Certificate.)
TO: EMULEX CORPORATION
     The undersigned hereby irrevocably elects to exercise       Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities or property of the Company or of any other Person that may be issuable upon exercise of the Rights) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares or other securities (or property, if applicable) be issued in the name of:

(Please print name and address)

Please insert social security
or other tax identifying number

If such number of Rights exercised shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

Please insert social security
or other tax identifying number

Dated:	Signature
Signature Guaranteed:
     Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.
          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and
          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or is, was or subsequently became a nominee of any such Person.

Dated:	Signature
NOTICE
     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored and the Right Certificate shall be cancelled.

Exhibit C
SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES
     On January 14, 2009, the Board of Directors of Emulex Corporation (the “Company”) authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of common stock, par value $0.10 per share, of the Company (the “Common Shares”). The dividend is payable on January 24, 2009 (the “Record Date”) to the holders of record of Common Shares as of the close of business on such date, and each Common Share that shall be issued by the Company at any time prior to the Distribution Date (as hereafter defined) and each Common Share that shall be issued by the Company at any time on or after the Distribution Date and prior to the earlier to occur of the Redemption Date, the Exchange Date or the Final Expiration Date (each as defined herein) pursuant to the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options that shall have been granted or sold prior to the Distribution Date.
     The following is a brief description of the Rights. It is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement (as amended from time-to-time, the “Rights Agreement”) dated as of January 15, 2009, by and between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”).
1. Common Share Certificates Representing Rights
     Until the Distribution Date:
•	the Rights shall not be exercisable;

•	the Rights will be evidenced by the certificates for Common Shares and not by separate rights certificates;

•	the registered holders of Common Shares shall also be the registered holders of the Rights issued with respect thereto; and

•	the Rights will be transferable by, and only in connection with, the transfer of the Common Shares.
     Common Share certificates issued after the Record Date and prior to the Distribution Date shall contain a notation incorporating the Rights Agreement by reference.
2. Distribution Date
     The “Distribution Date” is the earliest of:
•	the close of business on the tenth business day following the first date of public announcement that any person, together with such person’s associates and affiliates (other than the Company or certain related entities) has become the beneficial owner of 15% or more of the then outstanding Common Shares (such person is an “Acquiring Person”) or such earlier date that a majority of the directors of the Company shall have become aware of the existence of an Acquiring Person (such date is the “Shares Acquisition Date”);

•	the close of business on the tenth business day (or such later day as may be determined by the Board of Directors of the Company) after the date of the commencement by any person (other than an exempt person) of, or after the first public announcement of an intention of any person (other than an exempt person) to commence a tender offer or exchange offer, the consummation of which would cause any person becoming an Acquiring Person; and

•	the occurrence of a transaction described in Section 5(c) below.
     In calculating the percentage of outstanding Common Shares that are beneficially owned by any person, such person shall be deemed to beneficially own any Common Shares issuable upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options; provided, however, that such Common Shares issuable upon such exercise shall not be deemed outstanding for the purpose of calculating the percentage of Common Shares that are beneficially owned by any other person.
     Upon the close of business of the Distribution Date, the Rights shall separate from the Common Shares, Right certificates shall be issued and the Rights shall become exercisable to purchase Preferred Shares as described in Section 5 below.
     No person who is the Beneficial Owner of 15% or more of the outstanding Common Shares as a result of an acquisition of Common Shares directly from the Company shall be deemed an Acquiring Person.
3. Issuance of Right Certificates
     As soon as practicable following the Distribution Date, separate certificates representing only Rights shall be mailed to the holders of record of Common Shares as of the close of business on the Distribution Date, and such separate Right certificates alone shall represent such Rights from and after the Distribution Date.
4. Expiration of Rights
     The Rights shall expire on January 24, 2012 (the “Expiration Date”), unless earlier redeemed or exchanged.
5. Exercise of Rights
     After the Distribution Date, unless the Rights have expired or been redeemed or exchanged, they may be exercised, at the option of the holders, pursuant to paragraphs (a), (b) or (c) below (other than an Acquiring Person, or any of its affiliates or associates, whose Rights will become void). No Right may be exercised more than once or pursuant to more than one of such paragraphs.

          (a) Right to Purchase Preferred Shares. From and after the close of business on the Distribution Date, each Right (other than a Right that has become void) shall be exercisable to purchase one one-thousandth (1/1,000) of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the “Preferred Shares”), at a purchase price of Thirty Five Dollars ($35.00) (the “Purchase Price”). The Preferred Shares are nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, are subordinate to any other series of the Company’s preferred stock whether issued before or after the issuance of the Preferred Shares. The holder of a Preferred Share is entitled to receive when, as and if declared, the greater of (i) cash and non-cash dividends in an amount equal to 1,000 times the dividends declared on each Common Share or (ii) a preferential semi-annual dividend of $0.50 per Preferred Share ($.0005 per one one-thousandth (1/1,000) of a Preferred Share). In the event of liquidation, dissolution or winding up of the Company, the holders of Preferred Shares shall be entitled to receive a liquidation payment in an amount equal to $1.00 per Preferred Share ($.001 per one one-thousandth (1/1,000) of a Preferred Share), plus all accrued and unpaid dividends and distributions on the Preferred Shares. Each Preferred Share has one thousand (1,000) votes per share (one vote per one one-thousandth (1/1,000) of a Preferred Share), voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, the holder of a Preferred Share shall be entitled to receive 1,000 times the amount received per Common Share. The rights of the Preferred Shares as to dividends, voting and liquidation preferences are protected by antidilution provisions. It is anticipated that the value of one one-thousandth (1/1,000) of a Preferred Share should approximate the value of one Common Share.
          (b) Right to Purchase Common Shares. In the event that any person becomes an Acquiring Person, and the Redemption Date, the Exchange Date or the Final Expiration Date shall not have occurred within ten business days thereafter, each Right (other than a Right that has become void) shall be exercisable to purchase, at the Purchase Price, Common Shares with a market value equal to two times the Purchase Price. If the Company does not have sufficient Common Shares available for all Rights to be exercised, the Company shall take all actions necessary to authorize additional Common Shares or substitute for all or any portion of the Common Shares that would otherwise be issuable upon the exercise of the Rights, cash, assets or other securities having the same aggregate value as such Common Shares.
          (c) Right to Purchase Common Stock of a Successor Corporation. If, on or after a person becomes an Acquiring Person:
•	the Company shall consolidate with, or merge with or into, any other person (other than a subsidiary of the Company) and the Company shall not be the continuing or surviving corporation;

•	any person (other than a subsidiary of the Company) shall consolidate with, or merge with and into, the Company and the Company shall be the continuing or surviving corporation, and, in connection therewith, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property; or

•	the Company shall sell, dispose of or otherwise transfer (or the Company and one or more of its subsidiaries shall sell, dispose of or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any person other than the Company or one or more of its wholly-owned subsidiaries, then in each case, each Right (other than a Right that has become void) shall thereafter have the right to receive, upon the be exercise thereof, at the Purchase Price, in lieu of Preferred Shares or other securities or assets of the Company, equity securities of the surviving corporation or purchaser (the “Surviving Person”), with an aggregate market value equal to two times the Purchase Price.
6. Adjustments to Prevent Dilution
     The Purchase Price, the number of outstanding Rights and the number of Preferred Shares or Common Shares or other assets issuable upon exercise of the Rights are subject to adjustment from time to time as set forth in the Rights Agreement in order to prevent dilution. With certain exceptions, no adjustment in the Purchase Price shall be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price.
7. Cash Paid Instead of Issuing Fractional Securities
     No fractional securities are required to be issued upon exercise of a Right (other than fractions of Preferred Shares that are integral multiples of one one-thousandth of a Preferred Share and that may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, at the Company’s election, an adjustment in cash may be made based on the market price of such securities on the last trading date prior to the date of exercise.
8. Redemption
     At any time prior to the earlier of the tenth business day following the Share Acquisition Date, the Board of Directors may, at its option, redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the “Redemption Price”). Immediately upon such action by the Board of Directors (the date of such action being the “Redemption Date”), the only right of the holders of Rights thereafter shall be to receive the Redemption Price.
9. Exchange
     At any time after a person becomes an Acquiring Person, the Board of Directors of the Company may, at its option, exchange all or part of the then outstanding Rights for Common Shares (or Common Share equivalents) at a ratio of one Common Share per Right, subject to adjustment. Immediately upon such action by the Board of Directors, the right to exercise Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive the Common Shares, or Common Share equivalents, so designated by the Board of Directors in accordance with the Exchange Ratio.

10. No Stockholder Rights Prior to Exercise
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than rights resulting from such holder’s ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.
11. Amendment of Rights Agreement
     The Board of Directors may, from time to time, without the approval of any holder of Rights, direct the Company and the Rights Agent to supplement or amend any provision of the Rights Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and the Company and the Rights Agent shall so supplement or amend such provision; provided, however, that from and after the close of business on the tenth day following the date a person becomes an Acquiring Person (and subject to extension by the Board of Directors of the Company, or if earlier, upon consummation of a transaction described in Section 5(c) above), the Rights Agreement cannot be amended in any manner that would materially and adversely affect the interests of any holder of outstanding Rights other than an Acquiring Person and its associates and affiliates.